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                                  AMENDMENT NO. 1 TO
                               ASSET PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 to THE ASSET PURCHASE AGREEMENT is made by and between OZO Diversified Automation, Inc., a Colorado corporation (the "Seller") and JOT Automation, Inc., a Texas corporation (the "Purchaser"), and is effective as of December 15, 1998.

                                       RECITALS

A. The Seller and the Purchaser entered into the Asset Purchase Agreement as of November 4, 1998 (the "Asset Purchase Agreement").

B. The Seller has filed a proxy statement with the Securities and Exchange Commission (the "Commission") which is being reviewed by the Commission and, therefore, the parties are unable to complete the Asset Purchase Agreement as originally scheduled.

C. The Seller and the Purchaser have concluded that certain changes to the Asset Purchase Agreement are necessary as a result of the delays resulting from the Commission's review process.

D. Except as otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement and on the terms and subject to the conditions herein set forth and contained in the Asset Purchase Agreement, the parties hereto agree as follows:

1. The Seller and the Purchaser agree that the Closing will take place as described in Section 1.3 of the Asset Purchase Agreement, but that the Closing Date will be the first business day not less than three days after the shareholders of the Seller approve the transactions contemplated in the Asset Purchase Agreement (the "New Closing Date").

2. The Purchaser acknowledges that since the date of the Asset Purchase Agreement, certain holders of the debt listed on Schedule 5.2 have extended the Seller's obligation to pay such date from December 30, 1998. The Purchaser further acknowledges that certain of the holders of convertible promissory notes listed on Schedule 5.2 have converted their notes into shares of the Seller's common stock in accordance with their contractual rights. As a result of the foregoing, the information set forth in
     Schedule 5.2 is not accurate as of the date hereof, and attached hereto is a new Schedule 5.2 effective as of the date hereof.

3. Certain of the amounts set forth on Schedule 5.2 are due on or before the New Closing Date, and the Purchaser hereby grants its consent to the Seller to make necessary and appropriate payments of such amounts to avoid defaulting on such indebtedness. After making any payment in respect of the principal amount of such indebtedness, the Seller will notify Purchaser as to the total amount of such payments (the "Recoupment Amount").

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4.   Because of the increased amount of time between the date of the Asset
     Purchase Agreement and the Closing, the Seller will have to incur certain expenditures to maintain the "Excluded Assets" which may not be considered to be in the ordinary course of business contemplated in Section 5.2. Purchaser hereby grants the Seller the authority to make expenditures necessary or appropriate to maintain and improve the Excluded Assets provided that the Seller notifies Purchaser as to the purpose for and the amount of such expenditures and the amount of such expenditures becomes included within the Recoupment Amount.

5. In addition to (and without any limitation on) the access and reporting requirements contained in Section 5.3 of the Asset Purchase Agreement:

     (a) not less frequently than weekly between the date hereof and the New Closing Date, the Seller will provide the Purchaser with reports detailing the expenditures made by the Seller and a statement as to whether such expenditures are to be included in the Recoupment Amount or are considered to be in the ordinary course of business.

     (b) within the weekly report described in Subsection 5(a), above, the Seller will also identify all expenditures made (whether or not considered to be "material expenditures" for the purposes of Subsection 5(a)) which will be included within the Recoupment Amount, and will provide a total of the Recoupment Amount through the date of that report.

     (c) the Purchaser shall have the final determination as to what expenditures reported in the weekly report described in Subsection 5(a) above are to be included in the Recoupment Amount, provided such determination is made by the Purchaser in good faith, with the goal of providing that expenditures related to the Excluded Assets are intended to be included in the Recoupment Amount, and all other expenditures made in the ordinary course of business are intended to be outside the Recoupment Amount.

6. Section 5.8 of the Asset Purchase Agreement is hereby amended to provide that the Seller may pay bonuses to its employees provided such bonuses are not paid with cash, but rather shares of the Seller's restricted common stock and provided further that the payment of such bonuses complies with applicable federal and state securities and tax laws.

7. As a result of the establishment of the Recoupment Amount in this Amendment, the parties amend the Asset Purchase Agreement to add a new
     Section 1.11 which reads as follows:

          SECTION 1.11 PAYMENT OF RECOUPMENT AMOUNT. At the Closing, the Seller will pay to the Purchaser in full,by cashier's or certified check, funds in an amount equal to the "Recoupment Amount".

8. The provisions of Article X of the Asset Purchase Agreement apply to this Amendment as though fully set forth herein.

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9.   Except as expressly modified hereby, the terms of the Asset Purchase
     Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned parties have hereunto duly executed this Amendment as of the date first written above.


PURCHASER                              SELLER
JOT Automation, Inc.                   OZO Diversified Automation, Inc.


By:                                    By:
   --------------------------             ----------------------------
     President                            David J. Wolenski, President

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                                     SCHEDULE 5.2
                                   DEBTS OF SELLER

                              (AS OF DECEMBER 15, 1998)


1.   $100,000 principal amount of promissory notes which are due
     January 31, 1999

2. $30,000 principal amount of convertible promissory notes which are due January 31, 1999

3.   $20,000 principal amount of promissory notes which are due
     December 30, 1998

4. $20,000 principal amount of convertible promissory notes which are due December 30, 1998

5. $75,000 principal amount of loan from Alvin Katz to Seller which has been extended to February 28, 1999

6. $11,715 principal amount of loan from David J. Wolenski to Seller which is payable on demand

7.   $18,147 payable on demand to David Orthman

8. Additional amounts that may be borrowed from related parties for the purpose of repaying the foregoing debts when they become due.

This schedule will be updated from time-to-time as may be necessary to reflect any additional borrowings or debt conversions.